Exhibit 4.2

Astoria Financial Corporation

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO AS NOMINEE OF THE DEPOSITORY TRUST COMPANY (“DTC”) OR A NOMINEE OF DTC.  THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES SPECIFIED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

ANY PURCHASER OR HOLDER OF THE NOTES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN, ACCOUNT OR OTHER ARRANGEMENT SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, AND THAT NO PORTION OF THE ASSETS USED BY IT TO ACQUIRE AND HOLD THE NOTES CONSTITUTES ASSETS OF ANY SUCH PLAN, ACCOUNT, ARRANGEMENT OR ENTITY FOR PURPOSES OF ERISA, THE CODE OR SIMILAR LAWS, AS APPLICABLE, OR (II) THE PURCHASE AND HOLDING OF THE NOTES WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAW.

THE NOTES DO NOT EVIDENCE SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

CUSIP 046265 AF1

5.000% Senior Notes due 2017

No. 1	$250,000,000

Astoria Financial Corporation

promises to pay to Cede & Co. or registered assigns, the principal sum of two hundred and fifty million dollars, as such sum may be increased or reduced as reflected on the records of the Trustee in accordance with Section 2.1(b) of the within-mentioned Indenture, on June 19, 2017.

Interest Payment Dates:  June 19 and December 19

Record Dates:  June 1 and December 1

Astoria Financial Corporation

By:
Name:
Title:

This represents Notes of Astoria Financial Corporation
referred to in the within-mentioned Indenture:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:		Dated:
Name:
Title:

(Reverse of Note)

5.000% Senior Notes due 2017

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.          Interest.  Astoria Financial Corporation (the “Company”), a Delaware corporation, promises to pay interest on the Principal Amount of this Note at 5.000 % per annum from June 19, 2012 until maturity.  The Company shall pay interest semi-annually on June 19 and December 19 of each year, or if any such day is not a Business Day, on the next succeeding Business Day each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be December 19, 2012.  Interest will be computed on the basis of a 360-day year of twelve 30-day months and interest for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the number of days elapsed in any partial month.

2.          Method of Payment.  The Company will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the June 1st or December 1st next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.15 of the Indenture (as herein defined) with respect to defaulted interest.  The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Paying Agent (which may be the Company), or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that all payments of principal, premium, if any, and interest with respect to Notes a Holder of which owns at least $50 million aggregate Principal Amount of Notes and has given wire transfer instructions to the Company at least ten Business Days prior to the applicable payment date, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holder thereof.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.          Paying Agent and Registrar.  Initially, Wilmington Trust, National Association, the Trustee (“Trustee”) under the Indenture, will act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

4.          Indenture.  The Company issued this Note under an Indenture dated as of June 19, 2012, as amended or supplemented from time to time (“Indenture”), between the Company and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Notes are unsecured obligations of the Company.

5.          Optional Redemption.  The Notes may be redeemed at any time on or after the date that is 30 days prior to the maturity date at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at a price equal to 100% of the Principal Amount of the Notes to be redeemed plus accrued and unpaid interest on the Principal Amount of the Notes being redeemed to the Redemption Date.

In addition to the Company’s right to redeem the Notes as set forth in Section 3.7 of the Indenture, the Company may at any time and from time to time purchase Notes in open market transactions, tender offers or otherwise.

6.          Notice of Redemption.  Notice of redemption will be mailed, by first class mail, at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address; provided that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.  Notes to be redeemed shall, on the Redemption Date, become due and payable at the redemption price, and from and after such date (unless the Company shall default in the payment of the redemption price) such Notes shall cease to bear interest.  The Company shall deposit with the Trustee or with the Paying Agent, one Business Day prior the Redemption Date, money sufficient to pay the redemption price on all Notes to be redeemed on that date.

7.          Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company and the Registrar need not exchange or register the transfer of any Note selected for redemption, in whole or in part, except for the unredeemed portion of any Note being redeemed in part.  The Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

8.          Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

9.          Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in Principal Amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.4, 6.6 and 6.7 of the Indenture, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, on and interest on the Notes, except a payment default resulting from an acceleration that has been rescinded).  Subject to Sections 6.4, 6.6 and 6.7 of the Indenture, compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in Principal Amount of the then outstanding Notes voting as a single class.  Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of Definitive Notes or to alter the provisions of Article II of the Indenture (including the related definitions) in a manner that does not adversely affect any Holder; to provide for the assumption of the Company’s obligations to the Holders of the Notes by a successor to the Company pursuant to Article V of the Indenture; to confirm the text of the Indenture, any supplemental indenture, if applicable, or the Notes to any provision set forth under the heading “Description of the Notes” in a prospectus supplement applicable to the Notes; to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any Note pursuant to Article VIII, provided that any such action shall not adversely affect the interests of any Holder in any material respect; to make any change that would provide any additional rights or benefits to the Holders of the Notes; to make any change that is not inconsistent with the Indenture and does not adversely affect the legal rights under the Indenture of any Holder of Notes; or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

10.         Defaults and Remedies.  An “Event of Default” occurs if:  (i) the Company defaults in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and such default continues for a period of 30 days; (ii) the Company defaults in the payment of all or any part of the principal of any of the Notes as and when the same shall become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise; (iii) the Company fails to perform any other covenant or agreement on the part of the Company contained in the Notes or in the Indenture and such failure continues for a period of 90 days after the date on which notice specifying such failure, stating that such notice is a “Notice of Default” under the Indenture and demanding that the Company remedy the same, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in aggregate Principal Amount of the Notes at the time outstanding; (iv) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or the Material Subsidiary in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or a decree or order adjudging the Company or the Material Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Company or the Material Subsidiary under any applicable federal or state law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or the Material Subsidiary or for any substantial part of its property or ordering the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; (v) the Company or the Material Subsidiary shall commence a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect or any other case or proceeding to be adjudicated a bankrupt or insolvent, or consent to the entry of a decree or order for relief in an involuntary case or proceeding under any such law, or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or the Material Subsidiary, or the filing by the Company or the Material Subsidiary of a petition or answer to consent seeking reorganization or relief under any such applicable federal or state law, or the consent by the Company or the Material Subsidiary to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or the Material Subsidiary or of any substantial part of its property, or the making by the Company or the Material Subsidiary of an assignment for the benefit of creditors, or the taking of action by the Company or the Material Subsidiary in furtherance of any such action; or (vi) the Company shall default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or the Material Subsidiary having an aggregate principal amount outstanding of at least $50,000,000, or under any mortgage, indenture or instrument (including this Indenture) under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or the Material Subsidiary having an aggregate principal amount outstanding of at least $50,000,000, whether such indebtedness now exists or is created or incurred in the future, which default (a) constitutes a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period or (b) results in such indebtedness becoming due or being declared due and payable prior to the date on which it otherwise would have become due and payable without, in the case of clause (a), such indebtedness having been discharged or, in the case of clause (b), without such indebtedness having been discharged or such acceleration having been rescinded or annulled.  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in Principal Amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.  The Holders of a majority in aggregate Principal Amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of the principal of or interest on the Notes.

11.         Trustee Dealings with Company.  The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not the Trustee.

12.         Discharge and Defeasance.  Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, on and interest on the outstanding Notes on the stated maturity or on the applicable Redemption Date, as the case may be.

13.         No Recourse Against Others.  No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, employee, officer, or director, as such, past, present or future, of the Company, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely obligations of the Company, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, employees, officers or directors, as such, of the Company, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Note or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute or otherwise, of, and any and all such rights and claims against, every such incorporator, shareholder, employee, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Note or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Note.

14.         Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

15.         Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).  Additional abbreviations may also be used though not in the above list.

16.         CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

17.         Available Information.  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Astoria Financial Corporation

One Astoria Federal Plaza

Lake Success, New York  11042

Attention:  General Counsel

18.         Counterparts.  This Note may be executed by one or more of the parties to this Note on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

19.         Governing Law.  THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Assignment Form

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s Social Security or Tax Identification number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint	to transfer this Note
on the books of the Company. The agent may substitute another to act for him.

Date:______________________

Your signature:___________________________ (Sign exactly as your name appears on the face of this Note)

Tax Identification No.: __________________ SIGNATURE GUARANTEE:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.